Exhibit 99.5

Ener-Core, Inc. Announces Private Placement of $4.6 Million of Convertible Notes and Warrants

IRVINE, Calif., April 16, 2014 -- ENER-CORE, INC. (OTCQB: ENCR) (the “Company”), whose proprietary Gradual Oxidation technology and equipment generates clean electric power from low quality and waste gases, is pleased to announce that it entered into a definitive agreement to issue $4.6 million of senior secured convertible notes as well as warrants to purchase common stock in a private placement.  Gross proceeds of $4 million from the transaction will be used for working capital and general corporate purposes.  Roth Capital Partners, LLC is acting as placement agent for the transaction.

The notes mature in October 2015. The notes are convertible, at the holder's option, into shares of the Company’s common stock at a price of $0.67 per share, subject to customary adjustments. Monthly interest payments, as well as principal payments scheduled to commence on July 1, 2014, may be settled in cash or shares of the Company’s common stock, at the option of the Company, subject to certain conditions.

In connection with the sale of the notes, the company will also issue warrants to purchase up to 4,097,016 shares of its common stock. The warrants will be exercisable at $0.78 per share, subject to anti-dilution adjustments. The warrants will be exercisable immediately through the 60-month anniversary of their issuance.

Pursuant to the terms of a registration rights agreement entered into with the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock underlying the notes and warrants, within 30 days of a request by the investors holding a majority of such shares.

Alain Castro, Chief Executive Officer, stated, “Now that we have unveiled our first commercial unit, the level of commercial interest from customers across multiple industries is escalating quite rapidly.  As Ener-Core provides power generation equipment that must operate reliably for over 20 years, we require a strong balance sheet to instill confidence with our particular customer base.  This financial transaction strengthens our balance sheet to start closing on commercial contracts for our game-changing technology.”

About Ener-Core, Inc.
Ener-Core designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.  The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions.

Ener-Core has developed the 250kW Ener-Core Powerstation FP250 ("FP250"), and its larger counterpart, the 2MW Ener-Core Powerstation KG2-3G/GO, to transform methane gas, especially "ultra-low-Btu gas" from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The Powerstations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core seeks to serve several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation.  For more information, please visit the Ener-Core website: www.Ener-Core.com.

Cautionary Statement Regarding Forward-Looking Statements
Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of November 15, 2013. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

SOURCE Ener-Core, Inc.
For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com.